John Hancock Financial Opportunities Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Financial Opportunities Fund (NYSE: BTO) with important information concerning the distribution declared on September 1, 2021, and payable on September 30, 2021. No action is required on your part.

Distribution Period:	September 2021
Distribution Amount Per Common Share:	$0.5500

The following table sets forth the estimated sources of the current distribution, payable September 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 7/1/2021-9/30/2021		1/1/2021-9/30/2021 1
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1372	25%	0.4986	30%
Net Realized Short-
Term Capital Gains	0.0225	4%	0.0724	5%
Net Realized Long-
Term Capital Gains	0.0148	3%	1.0720	65%
Return of Capital or
Other Capital Source	0.3755	68%	0.0000	0%
Total per common share	0.5500	100%	1.6430	100%

Average annual total return (in relation to NAV) for the 5 years ended on August 31, 2021				13.20%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2021				5.83%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2021				36.53%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
August 31, 2021				4.35%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the

1The Fund's current fiscal year began on January 1, 2021 and will end on December 31, 2021.

money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.5500 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.

John Hancock Financial Opportunities Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Financial Opportunities Fund (NYSE: BTO) with important information concerning the distribution declared on December 1, 2021, and payable on December 31, 2021. No action is required on your part.

Distribution Period:	December 2021
Distribution Amount Per Common Share:	$0.5500

The following table sets forth the estimated sources of the current distribution, payable December 31, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 10/1/2021-12/31/2021		1/1/2021-12/31/2021 1
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1356	25%	0.6285	29%
Net Realized Short-
Term Capital Gains	0.0327	6%	0.1034	5%
Net Realized Long-
Term Capital Gains	0.2489	45%	1.4527	66%
Return of Capital or
Other Capital Source	0.1328	24%	0.0000	0%
Total per common share	0.5500	100%	2.1846	100%

Average annual total return (in relation to NAV) for the 5 years ended on November 30, 2021				10.25%
Annualized current distribution rate expressed as a percentage of NAV as of November 30,
2021				5.62%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				43.45%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
November 30, 2021				5.58%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the

1The Fund's current fiscal year began on January 1, 2021 and will end on December 31, 2021.

money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the December 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.5500 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.